Exhibit 99

NEWS RELEASE

HELMERICH & PAYNE, INC. / 1437 SOUTH BOULDER AVENUE / TULSA, OKLAHOMA

January 29, 2015

HELMERICH & PAYNE, INC. ANNOUNCES FIRST QUARTER RESULTS

Helmerich & Payne, Inc. (NYSE: HP) reported net income of $203 million ($1.85 per diluted share) from operating revenues of $1.06 billion for the first fiscal quarter of 2015, compared to net income of $173 million ($1.59 per diluted share) from operating revenues of $889 million during the first quarter of fiscal 2014, and net income of $169 million ($1.53 per diluted share) from operating revenues of $985 million during the fourth quarter of fiscal 2014.  Included in net income per diluted share corresponding to this year’s first fiscal quarter are approximately $0.13 of after-tax gains from long-term contract early termination compensation from customers, and $0.02 of after-tax gains related to the sale of used drilling equipment.  Included in net income per diluted share corresponding to last year’s first and fourth fiscal quarters are $0.03 and $0.05 of after-tax gains related to the sale of used drilling equipment, respectively.

President and CEO John Lindsay commented, “Following record levels of revenue and operating income during four consecutive years, we are pleased with the strong results in our first quarter of fiscal 2015.  The strong quarter is overshadowed by a rapidly deteriorating energy market.  Oil prices at six year lows are significantly impacting spot pricing and drilling activity in the U.S., and we expect this to unfavorably impact our quarterly results during the rest of fiscal 2015.  Nevertheless, we believe we are positioned to successfully navigate through the down-cycle as a result of our strong balance sheet, our term contract coverage, and our modern fleet of AC drive FlexRigs®*.”

Operating Segment Results

Segment operating income for the Company’s U.S. land operations was $318 million for the first quarter of fiscal 2015, compared with $251 million for last year’s first fiscal quarter and $259 million for last year’s fourth fiscal quarter.  As compared to the fourth quarter of fiscal 2014, segment operating income increased as a result of approximately $23 million in long-term contract early termination revenues during the first quarter of fiscal 2015 along with increasing quarterly levels of activity and rig margins.  Excluding the impact of $854 per day corresponding to revenues from early contract terminations during this year’s first fiscal quarter, the average rig revenue per day increased sequentially by $439 to $28,603, and the average rig margin per day increased sequentially by $563 to $15,557. The corresponding average rig expense per day declined by $124 to $13,046 and the number of quarterly revenue days increased by two percent to 27,355 days during the first quarter of fiscal 2015.  Rig utilization for the segment was 89% for this year’s first fiscal quarter, compared with 84% and 87% for last year’s first and fourth fiscal quarters, respectively.  At December 31, 2014, the

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News Release

January 29, 2015

Company’s U.S. land segment had 294 contracted and active rigs, including 177 under long-term contracts.

Segment operating income for the Company’s offshore operations was $21.5 million for the first quarter of fiscal 2015, compared with $18.5 million for last year’s first fiscal quarter and $15.0 million for last year’s fourth fiscal quarter.  The sequential increase in operating income was attributable to higher contributions from management contracts and a ten percent increase in revenue days in the first quarter of fiscal 2015. The average rig margin per day decreased from $22,385 to $20,732 during the first quarter of fiscal 2015.

The Company’s international land operations reported segment operating income of $12.2 million for this year’s first fiscal quarter, compared with $12.8 million for last year’s first fiscal quarter and $5.9 million for last year’s fourth fiscal quarter.  The increase in segment operating income as compared to the fourth fiscal quarter of 2014 was primarily attributable to a higher average rig margin per day, which increased from $8,769 to $10,770 during the first quarter of fiscal 2015.

Drilling Operations Outlook for the Second Quarter of Fiscal 2015

In the U.S. land segment, the Company expects revenue days (activity) to decrease by roughly 25 percent during the second fiscal quarter as compared to the first quarter of fiscal 2015.  Excluding the impact from any early termination revenue during the second quarter of fiscal 2015, the average rig revenue per day is expected to decrease to between $27,000 and $27,500.  The corresponding average rig expense per day is expected to increase to roughly $13,350.  As of today, the U.S. land segment has 243 active rigs, including 162 under term contracts.

In the offshore segment, the Company expects the average rig margin per day to be approximately $19,500 during the second fiscal quarter and revenue days to remain flat as compared to the first quarter of fiscal 2015.

In the international land segment, the Company expects total revenue days during the second fiscal quarter to decrease by approximately 10 to 15 percent and the average rig margin per day to decrease by approximately 25 to 30 percent as compared to the first quarter of fiscal 2015.

Capital Expenditures and Other Estimates for Fiscal 2015

Given changes in market conditions and the Company’s ongoing new FlexRig construction program, the Company now expects a total of approximately $1.3 billion in capital expenditures during all of fiscal 2015.  The monthly cadence of the new FlexRig construction program is now expected to decline from four to two rigs per month beginning in June through the end of the calendar year.  All new FlexRigs scheduled for delivery through the end of calendar 2015 are supported with multi-year term contracts that are expected to generate attractive economic returns for the Company.  Furthermore, and unlike the first fiscal quarter’s effective income tax rate of approximately 38.8% (which was impacted by changes in tax law), the Company expects an effective income tax rate of approximately 35 to 36 percent for each of the remaining three quarters of fiscal 2015.

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January 29, 2015

About Helmerich & Payne, Inc.

Helmerich & Payne, Inc. is primarily a contract drilling company.  As of January 29, 2015, the Company’s existing fleet includes 340 land rigs in the U.S., 40 international land rigs, and 9 offshore platform rigs.  In addition, the Company is scheduled to complete another 31 new H&P-designed and operated FlexRigs, all under long-term contracts with customers.  Upon completion of these commitments, the Company’s global fleet is expected to have a total of 411 land rigs, including 373 AC drive FlexRigs.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and such statements are based on current expectations and assumptions that are subject to risks and uncertainties.  All statements other than statements of historical facts included in this release, including, without limitation, statements regarding the registrant’s future financial position, operations outlook, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements.  For information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of  Operations” sections of the Company’s SEC filings, including but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q.  As a result of these factors, Helmerich & Payne, Inc.’s actual results may differ materially from those indicated or implied by such forward-looking statements.  We undertake no duty to update or revise our forward-looking statements based on changes in internal estimates, expectations or otherwise, except as required by law.

*FlexRig® is a registered trademark of Helmerich & Payne, Inc.

Contact:

Investor Relations

investor.relations@hpinc.com

(918) 588-5190

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News Release

January 29, 2015

HELMERICH & PAYNE, INC.

Unaudited

(in thousands, except per share data)

	Three Months Ended
CONSOLIDATED STATEMENTS OF	September 30	December 31
INCOME	2014	2014	2013

Operating Revenues:
Drilling — U.S. Land	$824,210	$890,047	$731,674
Drilling — Offshore	63,927	69,473	59,054
Drilling — International Land	93,391	92,885	95,341
Other	3,510	4,180	3,083
	985,038	1,056,585	889,152

Operating costs and expenses:
Operating costs, excluding depreciation	540,458	554,243	474,048
Depreciation	150,371	137,613	120,237
General and administrative	34,243	32,907	32,243
Research and development	4,159	4,158	4,257
Income from asset sales	(7,695)	(4,155)	(5,664)
	721,536	724,766	625,121

Operating income	263,502	331,819	264,031

Other income (expense):
Interest and dividend income	267	285	453
Interest expense	(300)	(561)	(1,194)
Other	(605)	314	(345)
	(638)	38	(1,086)

Income from continuing operations before income taxes	262,864	331,857	262,945
Income tax provision	94,159	128,800	89,763
Income from continuing operations	168,705	203,057	173,182

Loss from discontinued operations before income taxes	(17)	(15)	—
Income tax provision	—	—	—
Loss from discontinued operations	(17)	(15)	—

NET INCOME	$168,688	$203,042	$173,182

Basic earnings per common share:
Income from continuing operations	$1.55	$1.87	$1.61
Income from discontinued operations	$—	$—	$—

Net income	$1.55	$1.87	$1.61

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News Release

January 29, 2015

HELMERICH & PAYNE, INC.

Unaudited

(in thousands, except per share data)

	Three Months Ended
CONSOLIDATED STATEMENTS OF	September 30	December 31
INCOME	2014	2014	2013

Diluted earnings per common share:
Income from continuing operations	$1.53	$1.85	$1.59
Income from discontinued operations	$—	$—	$—

Net income	$1.53	$1.85	$1.59

Weighted average shares outstanding:
Basic	108,226	107,973	107,149
Diluted	109,300	108,843	108,577

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January 29, 2015

HELMERICH & PAYNE, INC.

Unaudited

 (in thousands)

CONSOLIDATED CONDENSED BALANCE SHEETS	December 31 2014	September 30 2014

ASSETS
Cash and cash equivalents	$251,636	$360,909
Other current assets	950,959	909,251
Current assets of discontinued operations	7,397	7,206
Total current assets	1,209,992	1,277,366
Investments	165,581	236,644
Net property, plant, and equipment	5,400,016	5,188,544
Other assets	25,930	19,307
TOTAL ASSETS	$6,801,519	$6,721,861

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$444,280	$504,309
Current liabilities of discontinued operations	3,176	3,217
Total current liabilities	447,456	507,526
Non-current liabilities	1,388,620	1,279,369
Non-current liabilities of discontinued operations	4,221	3,989
Long-term notes payable	40,000	40,000
Total shareholders’ equity	4,921,222	4,890,977

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$6,801,519	$6,721,861

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News Release

January 29, 2015

HELMERICH & PAYNE, INC.

Unaudited

 (in thousands)

	Three Months Ended
	December 31
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS	2014	2013

OPERATING ACTIVITIES:
Net income	$203,042	$173,182
Adjustment for loss from discontinued operations	15	—
Income from continuing operations	203,057	173,182
Depreciation	137,613	120,237
Changes in assets and liabilities	46,210	10,093
Gain on sale of assets	(4,155)	(5,664)
Other	6,982	7,010
Net cash provided by operating activities from continuing operations	389,707	304,858
Net cash used in operating activities from discontinued operations	(15)	—
Net cash provided by operating activities	389,692	304,858

INVESTING ACTIVITIES:
Capital expenditures	(369,029)	(140,643)
Proceeds from sale of assets	7,125	7,913
Net cash used in investing activities	(361,904)	(132,730)

FINANCING ACTIVITIES:
Dividends paid	(74,822)	(53,860)
Repurchase of common stock	(59,654)	—
Proceeds from short-term debt	1,002	—
Exercise of stock options, net of tax withholding	(2,062)	8,201
Tax withholdings related to net share settlements of restricted stock	(4,248)	(3,049)
Excess tax benefit from stock-based compensation	2,723	10,126
Net cash used in financing activities	(137,061)	(38,582)

Net increase (decrease) in cash and cash equivalents	(109,273)	133,546
Cash and cash equivalents, beginning of period	360,909	447,868
Cash and cash equivalents, end of period	$251,636	$581,414

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January 29, 2015

SEGMENT REPORTING

	Three Months Ended
	September 30	December 31
	2014	2014	2013
	(in thousands, except days and per day amounts)
U.S. LAND OPERATIONS
Revenues	$824,210	$890,047	$731,674
Direct operating expenses	422,179	441,126	367,186
General and administrative expense	11,412	11,715	9,957
Depreciation	131,990	119,084	103,579
Segment operating income	$258,629	$318,122	$250,952

Revenue days	26,812	27,355	23,464
Average rig revenue per day	$28,164	$29,457	$28,468
Average rig expense per day	$13,170	$13,046	$12,934
Average rig margin per day	$14,994	$16,411	$15,534
Rig utilization	87%	89%	84%

OFFSHORE OPERATIONS
Revenues	$63,927	$69,473	$59,054
Direct operating expenses	43,033	44,239	34,876
General and administrative expense	2,736	826	2,330
Depreciation	3,176	2,924	3,350
Segment operating income	$14,982	$21,484	$18,498

Revenue days	736	809	736
Average rig revenue per day	$61,845	$55,341	$62,306
Average rig expense per day	$39,460	$34,609	$34,857
Average rig margin per day	$22,385	$20,732	$27,449
Rig utilization	89%	98%	89%

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January 29, 2015

SEGMENT REPORTING

	Three Months Ended
	September 30	December 31
	2014	2014	2013
	(in thousands, except days and per day amounts)
INTERNATIONAL LAND OPERATIONS
Revenues	$93,391	$92,885	$95,341
Direct operating expenses	75,326	68,937	71,930
General and administrative expense	1,156	687	1,000
Depreciation	10,981	11,047	9,660
Segment operating income	$5,928	$12,214	$12,751

Revenue days	2,091	2,080	2,156
Average rig revenue per day	$37,392	$39,987	$38,433
Average rig expense per day	$28,623	$29,217	$28,091
Average rig margin per day	$8,769	$10,770	$10,342
Rig utilization	69%	63%	82%

Operating statistics exclude the effects of offshore platform management contracts, gains and losses from translation of foreign currency transactions, and do not include reimbursements of “out-of-pocket” expenses in revenue per day, expense per day and margin calculations.

Reimbursed amounts were as follows:

U.S. Land Operations	$69,077	$84,262	$63,700
Offshore Operations	$5,957	$5,475	$2,766
International Land Operations	$15,205	$9,713	$12,480

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January 29, 2015

Segment operating income for all segments is a non-GAAP financial measure of the Company’s performance, as it excludes general and administrative expenses, corporate depreciation, income from asset sales and other corporate income and expense.  The Company considers segment operating income to be an important supplemental measure of operating performance for presenting trends in the Company’s core businesses.  This measure is used by the Company to facilitate period-to-period comparisons in operating performance of the Company’s reportable segments in the aggregate by eliminating items that affect comparability between periods.  The Company believes that segment operating income is useful to investors because it provides a means to evaluate the operating performance of the segments and the Company on an ongoing basis using criteria that are used by our internal decision makers.  Additionally, it highlights operating trends and aids analytical comparisons.  However, segment operating income has limitations and should not be used as an alternative to operating income or loss, a performance measure determined in accordance with GAAP, as it excludes certain costs that may affect the Company’s operating performance in future periods.

The following table reconciles operating income per the information above to income from continuing operations before income taxes as reported on the Consolidated Statements of Income (in thousands).

	Three Months Ended
	September 30	December 31
	2014	2014	2013
Operating income
U.S. Land	$258,629	$318,122	$250,952
Offshore	14,982	21,484	18,498
International Land	5,928	12,214	12,751
Other	(2,329)	(1,899)	(3,005)
Segment operating income	$277,210	$349,921	$279,196
Corporate general and administrative	(18,939)	(19,679)	(18,956)
Other depreciation	(3,678)	(3,881)	(3,244)
Inter-segment elimination	1,214	1,303	1,371
Income from asset sales	7,695	4,155	5,664
Operating income	$263,502	$331,819	$264,031

Other income (expense):
Interest and dividend income	267	285	453
Interest expense	(300)	(561)	(1,194)
Other	(605)	314	(345)
Total other income (expense)	(638)	38	(1,086)

Income from continuing operations before income taxes	$262,864	$331,857	$262,945

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